UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013

KKR Financial Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

415-315-3620

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02           Results of Operations and Financial Condition.

On July 23, 2013, KKR Financial Holdings LLC (the “Company”) issued an earnings release announcing its financial results for the second quarter ended June 30, 2013 and the retirement of its Chief Executive Officer (as described further under Item 5.02 below). A copy of the earnings release is attached as Exhibit 99.1.

The information contained in this Item 2.02 and the attached press release is “furnished” but not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2013, the Company announced that William C. Sonneborn has informed the Board of Directors of the Company (the “Board”) of his decision to retire as the Company’s President and Chief Executive Officer and a member of the Board and the Executive Committee of the Board, effective July 24, 2013.

The Company also announced that, effective as of July 24, 2013, the Board has elected Mr. Craig J. Farr, 41, to succeed Mr. Sonneborn as President and Chief Executive Officer of the Company and as a member of the Company’s Board and the Executive Committee of the Board.  Mr. Farr will also succeed Mr. Sonneborn as Head of KKR Asset Management LLC (“KAM”). KAM, a subsidiary of KKR, is the direct parent of the Company’s manager, KKR Financial Advisors LLC.  Mr. Farr, a Member of KKR, joined KKR in 2006 and has served as the Global Head of KKR’s Capital Markets and Origination business as well as on its Risk Committee. Prior to joining KKR, Mr. Farr spent 12 years at Citigroup Global Markets Inc. where he was promoted to Managing Director in 2001 and served as Co-Head of North American Equity Capital Markets.  Mr. Farr’s previous responsibilities at Citigroup included Head of U.S. Convertible and Corporate Equity Derivative Origination.  Mr. Farr began his career at Salomon Brothers within the investment banking division. Mr. Farr graduated with a Bachelor of Commerce from Queen’s University in Kingston, Canada. Mr. Farr will bring leadership experience and a valuable background in global capital markets and credit origination to the Company as its President and Chief Executive Officer and as a member of the Board.

A copy of the press release announcing Mr. Sonneborn’s retirement and Mr. Farr’s election is furnished under Item 2.02 of this Current Report.

ITEM 8.01           Other Events.

On July 23, 2013, the Company’s board of directors declared a cash distribution of $0.21 per common share.  The distribution is payable on August 20, 2013 to common shareholders of record as of the close of business on August 6, 2013.

ITEM 9.01           Financial Statements and Exhibits.

(d)                                 Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

EXHIBIT INDEX

Exhibit Number	Description
99.1	Earnings release regarding the financial results for the second quarter ended June 30, 2013 and retirement of Chief Executive Officer.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to the Company as of the date of this current report and actual results may differ.  These forward-looking statements involve known and unknown risks, uncertainties and other factors beyond the Company’s control.  Any forward-looking statements speak only as of the date of this current report and the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KKR Financial Holdings LLC
(Registrant)

Date: July 23, 2013		/s/ MICHAEL R. MCFERRAN
	By:	Michael R. McFerran
Chief Financial Officer
(Principal Financial and Accounting Officer)